Exhibit 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2011, I, Kevin M. Goodwin, Chief Executive Officer of SonoSite, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of SonoSite, Inc. for the quarter ended June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of SonoSite, Inc.

/s/ KEVIN M. GOODWIN
Kevin M. Goodwin
President and Chief Executive Officer (Principal Executive Officer)

August 4, 2011